Exhibit 10.12

STOCK OPTION PLAN

BLACKHAWK CAPITAL GROUP BDC, INC.

1.           Purpose of the Plan

The purpose of this Stock Option Plan (this "Plan") is to advance the interests of Blackhawk Capital Group BDC, Inc. (the "Company") by providing to directors and officers of the Company and to other key employees of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company.  Options granted under this Plan may qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.           Administration

This Plan shall be administered by a committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors who each shall be (a) a "non-employee director," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by "non-employee directors" is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan, (b) not an "interested person," as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Act"), and (c) an "outside director" as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by "outside directors" to qualify for tax deductibility under Section 162(m) of the Code.  The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder.  The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration.  The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights, as or on behalf of any optionee.  Each issuance of options to directors, officers and other employees of the Company will be approved by a required majority, as defined in Section 57(o) of the Act, of the Board of Directors on the basis that such issuance is in the best interests of the Company and its stockholders.

3.           Shares Subject to the Plan

The shares subject to option and the other provisions of this Plan shall be shares of the Company's common stock, par value $0.00001 per share (the "shares").  Subject to the provisions hereof concerning adjustment, the total number of shares that may be purchased upon the exercise or surrender of stock options granted under this Plan shall not exceed 3,000,000 shares, 2,500,000 of which shall be ISOs, which includes all shares with respect to which options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan.  In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under this Plan.  Shares may be made available from authorized, unissued or reacquired stock or partly from each.

4.           Participants

(a)
Directors, Officers and Key Employees.  The Committee shall determine and designate from time to time those directors, officers and key employees of the Company who shall be eligible to participate in this Plan.  The Committee shall also determine the number of shares to be offered from time to time to each optionee.  In making these determinations, the Committee shall take into account the past service of each such director, officer or key employee to the Company, the present and potential contributions of such person to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan; provided that the Committee shall determine that each grant of options to an optionee, the number of shares offered thereby and the terms of such option are in the best interests of the Company and its stockholders.  The date on which the Committee approves the grant of any option to any such person shall be the date of issuance of such option.  The agreement documenting the award of any option granted pursuant to this paragraph 4(a) shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine.

(b)
Non-Employee Directors.  Non-employee directors will be eligible to participate in the Plan upon issuance of an order by the Securities and Exchange Commission pursuant to Section 61(a)(3)(B)(i)(II) of the Act and then only in accordance with the terms and conditions of such order.

(c)
Option Agreements.  Agreements evidencing options granted to different optionees or at different times need not contain similar provisions.  Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.           Option Price

Each option agreement shall state the price at which the subject option may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option, which shall be determined by the Committee; provided, that the exercise price of any option what is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares shall not be less than 110% of such current fair market value.

6.           Option Period

Each option agreement shall state the period or periods of time within which the subject option may be exercised, in whole or in part, by the optionee as may be determined by the Committee; provided, that the option period shall not exceed ten years from the date of issuance of the option and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares, shall not exceed five years.

7.           Payment for Shares

Full payment for shares purchased shall be made at the time of exercising the option in whole or in part.  Payment of the purchase price shall be made in cash (including check, bank draft or money order).

8.           Transferability of Options

Options shall not be transferable other than by will, intestacy, or as otherwise permitted by the Act, provided that a transfer will not be permitted to the extent that it would result in adverse tax consequences for the optionee under Section 83 or Section 422 of the Code.

9.           Termination of Options

The period during which an option may be exercisable following a termination of service generally may not exceed three months, unless (i) employment is terminated for cause, in which case options are forfeited; (ii) employment is terminated as the result of disability, in which case in the discretion of the Committee the incentive stock options may be exercised during a period of one year following the date of such disability, or (iii) employment is terminated as the result of death, or if the employee dies following a termination of service (other than as a result of disability) and during the period that the incentive stock option is still exercisable, in which case in the discretion of the Committee the incentive stock option may be exercised during a period of one year following the date of such death.  In no event, however, may an incentive stock option be exercised after the expiration of its original term.

10.           Adjustments on Changes in Capitalization

(a)           For nonqualified stock options, on a stock split (including a reverse stock split) or stock dividend in which the only effect is to increase or decrease on a pro-rata basis the number of shares subject to the nonqualified stock option, the Committee may, in its exclusive discretion, proportionally adjust the exercise price and numbers of shares subject to the nonqualified stock option.

(b)           For incentive stock options, if any combination, consolidation, forward or reverse split, merger, reorganization, repurchase, spin-off, or exchange of stock, stock dividend or other special and nonrecurring dividend or distribution (whether in cash, securities or other property), liquidation, dissolution, or other transaction, affects the Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of optionee's rights, then the Committee may, in its exclusive discretion, adjust all or any portion of (i) the number of shares and classes of stock available thereafter for incentive stock options in the aggregate to all optionees, and individually to any one optionee; (ii) the number of shares and classes of stock that may be delivered for outstanding incentive stock options; and (iii) the exercise or purchase price for any incentive stock option.

11.           General Restriction

Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  Subject to the limitations of paragraph 6, no option shall expire during any period when exercise of such option has been prohibited by the Board of Directors or the rules and regulations of the Securities and Exchange Commission, including Regulation BTR (Blackout Trading Restriction), but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his or her option.

12.           Miscellaneous Provisions

(a)	No optionee shall have rights as a stockholder with respect to shares covered by his or her option until the date of exercise of his or her option.

(b)
The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as a director, officer or key employee any optionee, and the right of the Company to terminate the employment of any key employee or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an option has been granted to such optionee.

(c)
Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan.  Such stock option agreements may contain such other provisions, as the Committee in its discretion may deem advisable.  In the case of any discrepancy between the terms of the Plan and the terms of any option agreement, the Plan provisions shall control.

(d)
For purposes of the Plan, the fair market value means, with respect to a share, if the shares are then listed and traded on a national securities exchange or quoted on a national securities association or quotation service such as the OTC Bulletin Board or equivalent, the closing sales price of a share on such exchange or association or quotation service such as the OTC Bulletin Board or equivalent on the date of grant of an option.  If the shares are not traded on a national securities exchange or association, then the fair market value with respect to a share shall be determined by the reasonable application of a reasonable valuation method.

(e)
The aggregate fair market value (determined as of the date of issuance of an option) of the shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

(f)
All options issued pursuant to this Plan shall be granted within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring stockholder approval pursuant to the Code) or the date of this Plan (or any amendment thereto requiring stockholder approval pursuant to the Code) is approved by the stockholders of the Company.

(g)	The grant of any option under this Plan in violation of the Act shall be null and void.

(h)	A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

(i)
Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company addressed to the Company's Chief Executive Officer, 14 Wall Street, 11th Floor, New York, New York 10005; and, if to an optionee, in care of the optionee at his or her last address on file with the Company.

(j)
This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of the State of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

(k)	All costs and expenses incurred in the options and administration of this Plan shall be borne by the Company.

13.           Change of Control

In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control.

"Change of Control" means the occurrence of any of the following events:

(a)
An acquisition in one or more transactions (other than directly from the Company) of any voting securities of the Company by any Person (as defined below) immediately after which such Person has Beneficial Ownership (as defined below) of fifty percent or more of the combined voting power of the Company's then outstanding voting securities; provided, however, in determining whether a Change of Control has occurred, voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would case a Change in Control.  A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (I) the Company or (II) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

(b)
The individuals who, as of the date hereof are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board (or, with respect to the directors who are not "interested persons" as defined in Act, by a majority of the directors who are not "interested persons" serving on the Incumbent Board), such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(i)	The consummation of:

(1)	A merger, consolidation, or reorganization involving the Company (a "Merger") or an indirect or direct Subsidiary of the Company, or to which securities of the Company are issued, unless:

a.
The stockholders of the Company, immediately before a Merger, own, directly or indirectly immediately following the Merger, more than fifty percent of the combined voting power of the outstanding voting securities of (1) the corporation resulting from the Merger (the "Surviving Corporation") if fifty percent or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or group of Persons (a "Parent Corporation"), or (2) if there is one or more Parent Corporations, the ultimate Parent Corporation,

b.
The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation or (2) the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and

c.
No Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, any Subsidiary, or the ultimate Parent Corporation, or (4) any Person who, together with its Affiliates (as defined below), immediately prior to a Merger had Beneficial Ownership of fifty percent or more of the then outstanding voting securities of (1) the Surviving Corporation or (2) the ultimate Parent Corporation.

Each transaction described in clauses a. through c. above shall herein be referred to as a "Non-Control Transaction."

(2)	A complete liquidation or dissolution of the Company (other than where assets of the Company are transferred to or remain with a Subsidiary or Subsidiaries of the Company).

(3)
The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (1) a transfer to a Subsidiary, (2) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purposes, or (3) the distribution to the Company's stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

14.           Amendment and Termination

The Board of Directors may amend, modify, revise or terminate this Plan at any time and from time to time, provided that shareholders must approve by majority vote of shares of Common Stock outstanding (i) any change to the maximum number of shares subject to the Plan; (ii) the class of employee eligible to participate in the Plan; (iii) extension of the period during which incentive stock options may be granted; or (iv) decrease in the exercise price of any option granted under the Plan.  This Plan shall terminate when all shares reserved for issuance hereunder have been issued upon the exercise of options, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

15.           Effective Date of the Plan

The Plan shall become effective upon the latest to occur of (1) adoption by the Board of Directors, (2) approval by the required majority (as defined in Section 57(o) of the Act) of the Board of Directors, and (3) approval of this Plan by the stockholders of the Company.